UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Lincoln Rd, Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2025, the board of directors (the “Board”) of Richtech Robotics, Inc. (the “Company”) approved the following compensation arrangement for its independent directors: (A) for the fiscal year ended September 30, 2025, (i) each independent director of the Board will receive a cash payment of $60,000, (ii) the chair of the audit committee of the Board will receive an additional cash payment of $10,000 , and (iii) each member of the compensation committee of the Board will receive an additional cash payment of $5,000; and (B) for the fiscal year ending September 30, 2026, (i) each independent director of the Board will receive a cash payment of $60,000 and a grant, pursuant to the Company’s Amended and Restated 2023 Stock Option Plan (the “ESOP”), of an aggregate of 24,000 restricted stock awards (“RSAs”), which will vest quarterly in equal installments beginning November 17, 2025, (ii) the chair of the audit committee of the Board will receive an additional cash payment of $10,000 , and (iii) each member of the compensation committee of the Board will receive an additional cash payment of $5,000 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHTECH ROBOTICS INC.
Dated: November 4, 2025
	By:	/s/ Zhenwu (Wayne) Huang
Zhenwu (Wayne) Huang
Chief Executive Officer

2